UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2010

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 North 129th Street, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 333-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 9, 2010, Kirk Rowland resigned as our Chief Financial Officer and from our Board of Directors. While it is expected that Mr. Rowland will continue to assist our company from time to time in connection with various accounting and related financial matters on an independent consulting basis, the functions for which Mr. Rowland previously had primary responsibility within our company have been assumed for the time being by a combination of our Chief Executive Officer, Steven Malone, as well as others within our accounting department that had been serving under Mr. Rowland up until his departure.  Although the individuals assuming these additional responsibilities are not receiving any related additional compensation from the company, and we do not expect that they will, we do expect them to continue to perform these additional functions until such time, if at all, as we hire a permanent replacement for Mr. Rowland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2010
FINDEX.COM, INC.

	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer